As filed with the Securities and Exchange Commission on August 5, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SRS LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0714264 (I.R.S. Employer Identification No.)

2909 Daimler Street, Santa Ana, California  92705

(Address of registrant’s principal executive offices)  (Zip Code)

SRS LABS, INC. 2006 STOCK INCENTIVE PLAN

(Full title of the plan)

Thomas C. K. Yuen Chairman of the Board, Chief Executive Officer and President SRS Labs, Inc. 2909 Daimler Street Santa Ana, California 92705 (Name and Address of agent for service)	With a copy to: Ellen S. Bancroft, Esq. Dorsey & Whitney LLP 600 Anton Boulevard, Suite 2000 Costa Mesa, California 92626 (714) 800-1400

(949) 442-1070 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value per share	1,750,000	$8.84	$15,470,000	$1796.07

(1)          Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional shares of Registrant’s common stock that become issuable under the SRS Labs, Inc. 2006 Stock Incentive Plan by reason of any a stock dividend, stock split, recapitalization or other similar event effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)          Estimated solely for the purpose of calculating the registration fee in accordance with Rules 47(c) and 457(h) under the Securities Act of 1933, as amended.  The proposed maximum aggregate offering price is based upon the average of the high and low sales prices per share of the Registrant’s common stock on August 2, 2011 as reported by the NASDAQ Global Market.

PREFATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,750,000 shares of common stock of SRS Labs, Inc. for issuance under the 2006 Stock Incentive Plan. The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September 25, 2006 (File No. 333-137569) and July 16, 2008 (File No. 333-152349), relating to the 2006 Stock Incentive Plan, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by SRS Labs, Inc. (the “Registrant”), each as of their respective dates:

(a)                                  the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on February 22, 2011;

(b)                                 the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 5, 2011;

(c)                                  the Registrant’s Current Reports on Form 8-K, filed with the Commission on February 22, 2011, June 3, 2011 and June 23, 2011; and

(d)                                 the description of the Registrant’s common stock, par value $0.001 per share, as contained in the Registration Statement on Form 8-A filed on August 1, 1996, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.  The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                    Exhibits.

Exhibit Number	Description	Where Located
4.1	Instruments Defining the Rights of Stockholders

Reference is made to the Registrants Statement on Form 8-A (File No. 000-21123), together with the exhibits thereto, which are incorporated by reference pursuant to Item 3(c) to this Registration Statement

4.2	Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2, filed with the Commission on July 3, 1996 (File No. 333-4974-LA)

4.3	Bylaws of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement)	Filed herewith

24.1	Power of Attorney (included in the signature page to this Registration Statement)	Filed herewith

99.1	SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2011

99.2	Form of Stock Option Award Agreement under the SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2006, filed with the Commission on September 22, 2006

99.3	Form of Restricted Share Award Agreement under the SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2006, filed with the Commission on September 22, 2006

99.4	Form of Restricted Share Unit Award Agreement under the SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2006, filed with the Commission on September 22, 2006

99.5	Form of SAR Award Agreement under the SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2006, filed with the Commission on September 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Ana, State of California, on August 5, 2011.

SRS LABS, INC.

By:	/s/ Thomas C.K. Yuen
Thomas C.K. Yuen
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons does hereby constitute and appoint Thomas C.K. Yuen and Maria Oppegard, and each of them, or their substitute or substitutes, his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file any and all instruments, documents or exhibits which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Thomas C.K. Yuen	Chairman of the Board, Chief	August 5, 2011
Thomas C. K. Yuen	Executive Officer and President
(principal executive officer)

/s/Maria Oppegard	Controller	August 5, 2011
Maria Oppegard	(acting principal financial and accounting officer)

/s/ David R. Dukes	Director	August 5, 2011
David R. Dukes

/s/ Winston E. Hickman	Director	August 5, 2011
Winston E. Hickman

/s/ Carol L. Miltner	Director	August 5, 2011
Carol L. Miltner

/s/ Sam Yau	Director	August 5, 2011
Sam Yau

EXHIBIT INDEX

Exhibit Number	Description	Where Located
4.1	Instruments Defining the Rights of Stockholders

Reference is made to the Registrants Statement on Form 8-A (File No. 000-21123), together with the exhibits thereto, which are incorporated by reference pursuant to Item 3(c) to this Registration Statement

4.2	Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2, filed with the Commission on July 3, 1996 (File No. 333-4974-LA)

4.3	Bylaws of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement)	Filed herewith

24.1	Power of Attorney (included in the signature page to this Registration Statement)	Filed herewith

99.1	SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 25, 2011

99.2	Form of Stock Option Award Agreement under the SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2006, filed with the Commission on September 22, 2006

99.3	Form of Restricted Share Award Agreement under the SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2006, filed with the Commission on September 22, 2006

99.4	Form of Restricted Share Unit Award Agreement under the SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2006, filed with the Commission on September 22, 2006

99.5	Form of SAR Award Agreement under the SRS Labs, Inc. 2006 Stock Incentive Plan	Incorporated by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2006, filed with the Commission on September 22, 2006